EXHIBIT 3.10 - BYLAWS (ESTATUTOS) OF MEXICAN CELLULAR
                               INVESTMENTS, INC.

                                     BYLAWS
                                       OF
                       MEXICAN CELLULAR INVESTMENTS, INC.
                   (FORMERLY KNOWN AS BELLSOUTH MEXICO, INC.)
                            AS OF SEPTEMBER 24, 1993

                                    ARTICLE I

      Section 1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Company at 10:00 A.M. on the fourth Monday in March of each year, or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

      Section 2. Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the President, and shall be called upon written request to the Chairman of the Board or the President signed by the holders of at least one-fourth (1/4) of the outstanding shares entitled to vote at such meeting. Such written request shall specify the time and purpose of the proposed meeting. Such meetings shall be held at such place, within or without the State of Georgia, as is stated in the notice thereof.

      Section 3. Notice of Meetings of Shareholders. Written notice of each meeting of shareholders, stating the place and time of the meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at such shareholder's address shown on the books of the Company not less than ten nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. If such notice is for a special meeting, the notice shall also include the purpose or purposes for which the special meeting is being called and shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. Any shareholder may execute a waiver of notice, in person or by proxy,either before or after any meeting, and shall be deemed to have waived notice if such shareholder is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which a plan of merger or consolidation is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to such shareholder's execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information. Failure to receive notice of any meeting of shareholders shall not invalidate the meeting. Notice of any meeting may be given by the Chairman of the Board, the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting.

      Section 4. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of a plurality of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether such meeting from time to time.

      Section 5. Proxies. A shareholder may vote either in person or by a proxy which such shareholder has duly executed in writing. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

      Section 6. Action of Shareholders Without Meeting. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entities to vote with respect to the subject matter thereof, except that, with respect to approval of a plan of merger or consolidation by written consent, information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.

                                   ARTICLE II

                                    DIRECTORS

      Section 1. Power of Directors. The Board of Directors shall manage the business and affairs of the Company and may exercise all the powers of the Company, subject to any restrictions imposed by law, by the Articles of Incorporation or by these Bylaws.

      Section 2. Composition of the Board. The Board of Directors of the Company shall consist of not less than one nor more than nine natural persons of the age of eighteen years or over. Directors need not be residents of the State of Georgia or shareholders of the Company. At each annual meeting the shareholders shall fix the number of Directors and elect the Directors, who shall serve until their successors are elected and qualified; provided that the shareholders may increase the number of Directors and elect additional Directors at any time and may, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors, reduce the number of Directors and remove Directors with or without cause at any time. The Board of Directors may at its discretion, designate a Chairman from among its members at any time.

      Section 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President upon request in writing signed by two or more Directors and specifying the purpose or purposes of the meeting. Notice of the time and place of such special meetings shall be given to each Director, at the Director's residence or usual place of business, in person or by first class mail, telegraph, cablegram or telephone, or by any other means customary for expedited business communications, at least two (2) days before the meeting. Any Director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

      Section 4. Quorum; Vote Requirement. A majority of the Directors in office at any time shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by the Bylaws. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to any specified time and place.

      Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

      Section 6. Committees. The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members an Executive Committee and such other committees as it deems necessary or desirable, each composed of one (1) or more Directors, and may fix the quorum thereof. Any committee so designated shall serve at the pleasure of the Board and may exercise such authority as is provided by these Bylaws or delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors to (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the board of directors or on any of its committees, (3) amend the Articles of Incorporation of the Company, (4) adopt, amend, or repeal these Bylaws, or (5) approve a plan of merger not requiring shareholder approval.

      Section 7. Executive Committee. The Chairman of the Board, if there is one, or the President shall be a member of the Executive Committee. The Executive Committee shall, except as otherwise provided herein, by law or by resolution of the Board of Directors, have all the authority of the Board of Directors during the intervals between the meetings of the Board of Directors. Minutes of all meetings of the Executive Committee shall be kept and recorded by the Secretary, and shall be from time to time reported to the Board of Directors. The Board of Directors may designate from time to time one or more Directors as an alternate members of the Executive Committee or of any other committee, who may replace any absent member or members at any meeting of the committee.

      Section 8. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no Director remains, by the shareholders. A Director elected to a vacancy shall serve for the unexpired term of such Director's predecessor in office until the next election of Directors by the shareholders and the election and qualification of the successor.

      Section 9. Telephone Conference Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS

      Section 1. Executive Structure of the Company. The officers of the Company shall he elected by the Board of Directors, or appointed by the Board of Directors, the Chairman of the Board or the President pursuant to Section 10 of this Article III, and shall consist of a President, such number of Executive Vice Presidents and Vice Presidents as the Board of Directors shall from time to time determine, a Secretary, a Treasurer and such assistants or other officers as may be so elected or appointed. Each officer shall hold office for the term for which such officer has been elected or appointed and until such officer's successor has been elected or appointed and has been qualified, or until such officer's earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except that the President shall not serve as Secretary or Assistant Secretary.

      Section 2. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Company and shall give overall supervision to the strategic and financial affairs of the Company, subject to the discretion of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders, the Board of Directors or the Executive Committee at which he is present.

      Section 3. President. The President shall be the chief operating officer of the Company and shall give general supervision and direction to the affairs of the Company, subject to the direction of the Board of Directors. If there be no Chairman of the Board, or in the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders, the Board of Directors and Executive Committee at which he is present. Subject to the overall discretion of the Chairman of the Board, the President shall have the power to make and execute contracts, deeds and other instruments on behalf of the Company and to delegate such powers to others. The President shall be empowered at any time and from time to time to issue and promulgate rules, regulations and directives relating to the conduct of the business and affairs of the Company, and the Secretary of the Company shall maintain a record of such rules, regulations and directives. Rules, regulations and directives so issued shall be available at any time to the Board of Directors and, subject to the authority of the Board of Directors at any time to amend, suspend or repeal any or all of such rules, regulations or directives, shall evidence the authority of the officers and employees named therein to act on behalf of the Company with respect to the matters set forth therein.

      Section 4. Vice Presidents. The Vice Presidents shall have such authority and perform such duties as may be conferred upon or assigned to them by the Board of Directors, the Chairman of the Board or the President. In the case of absence or disability of the President, the duties of the office shall be performed by such Vice President or other officer of the Company as the Board of Directors, the Chairman of the Board or the President may have designated.

      Section 5. Secretary. The Secretary shall send all requisite notices of meetings of the shareholders and the Board of Directors. The Secretary shall attend all meetings of the shareholders and the Board of Directors, and shall keep a true and faithful record of the proceedings. The Secretary shall have custody of the seal of the Company, and of all records, books, documents, and papers of the Company, except those required to be in the custody of the Treasurer, and except such subsidiary records as may be kept in departmental offices. The Secretary shall sign and execute all documents which require the Secretary's signature and execution, and shall affix the seal of the Company thereto and attest the same when necessary. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Bylaws or assigned to them by the Board of Directors or by the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors or the Secretary may designate.

      Section 6. Treasurer. The Treasurer shall receive and have charge of all funds and securities of the Company. The Treasurer shall deposit the funds to the Credit of the Company in such depositories as shall be approved from time to time by the Board of Directors, the Chairman of the Board, the President or the Treasurer, and the Treasurer shall disburse the same under such rules and regulations as the Board of Directors may adopt. The Treasurer shall have the power to make and execute evidences of indebtedness on behalf of the Company. The Treasurer shall keep full and regular books showing all of the Treasurer's receipts and disbursements, which books shall be open at all times to the inspection of the President or of any member of the Board of Directors; and the Treasurer shall take such reports as the Board of Directors, the Chairman of the Board or the President may require. Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in these Bylaws or as may be assigned to them by the Board of Directors or by the Treasurer. During the Treasurer's absence or inability, the Treasurer's authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board of Directors or the Treasurer may designate. The Treasurer and each Assistant Treasurer shall give such security for the faithful performance of such officer's duties as the Board of Directors may require.

      Section 7. Comptroller. The Comptroller shall be the principal accounting officer of the Company and shall have custody and charge of all books of account, except those required by the Treasurer in keeping record of the work of the Treasurer's office, and shall have supervision over such subsidiary accounting records as may be kept in departmental offices. The Comptroller shall leave access to all books of account, including the records of the Secretary and the Treasurer, for purposes of audit and for obtaining information necessary to verify or complete the records of the Comptroller's office. The Comptroller or the Comptroller's duly authorized representative shall certify to the authorizations and approvals pertaining to all vouchers; and no payments from the general cash shall be made by the Treasurer except on vouchers bearing the written approval of the Comptroller or the Comptroller's authorized representative. Assistant Comptrollers shall have such of the authority and perform, such of the duties of the Comptroller as may be provided in these Bylaws or assigned to them by the Board of Directors or by the Comptroller. During the Comptroller's absence or inability, the Comptroller's authority and duties shall be possessed by such Assistant Comptroller or Assistant Comptrollers as the Board of Directors or the Comptroller may designate.

      Section 8. Other Duties and Authority. Each officer, employee and agent of the Company shall have such other duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the President.

      Section 9. Removal of Officers. Any officer may be removed at any time by the Board of Directors with or without cause, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

      Section 10. Appointed Officers. The Board of Directors, the Chairman of the Board or the President may, from time to time, appoint individuals who serve in such designated capacities for the Company as the Board of Directors, the Chairman of the Board or the President may deem appropriate. Each appointed officer shall perform such duties and shall have the authority as shall be delegated to such officer, from time to time by the officer of the Company then responsible for the particular area in which such appointed officer is working. Any duty or authority delegated to any appointed officer pursuant to this Section may be withdrawn, with or without cause, at any time by the Board of Directors, the Chairman of the Board, the President or the officer delegating such duty or authority to the appointed officer.

                                   ARTICLE IV

                                      STOCK

      Section 1. Stock Certificate. The shares of stock of the Company shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the Chairman of the Board or the President and the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Company; and which shall be sealed with the seal of the Company. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid. A facsimile of the seal of the Company may be used in connection with the share certificates of the Company. Facsimile signatures of the officers named in this Section may be used in connection with said certificates if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or an employee of the Company. In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person was an officer at the date of issue.

      Section 2. Transfer of Stock. Shares of stock of the Company shall be transferred only on the books of the Company upon surrender to the Company of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Company. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

      Section 3. Registered Shareholders. The Company may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

      Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Company may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

                                    ARTICLE V

                                      SEAL

      The common seal of the Company shall bear within concentric circles the words "Mexican Cellular Investments, Inc." with the word "Seal" in the center. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                                   ARTICLE VI

                                    INDEMNITY

      Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

      The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted by the shareholders. The Shareholders may prescribe that any bylaw or bylaws adopted by them, including, without limitation, a bylaw establishing the number of Directors, shall not be altered, amended or repealed by the Board of Directors. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then in office. If the Bylaws are to amended at a special meeting of the Board of Directors, notice of such intention shall be included in the notice of the meeting. Action by the Shareholders with respect to the Bylaws shall be taken by an affirmative vote of a majority of the shares entitled to vote at an election of Directors.


                                       -9-